SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            Form 8-K

                         CURRENT REPORT

            Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 16, 2001



                       EATON CORPORATION
--------------------------------------------------------------------
     (Exact name of registrant as specified in its charter)

      Ohio                    1-1396                 34-0196300
-----------------          ------------          -------------------
(State or other            (Commission           (I.R.S. Employer
 jurisdiction of            File Number)          Identification No.)
 incorporation)


              Eaton Center
            Cleveland, Ohio                             44114
----------------------------------------         -------------------
(Address of principal executive offices)              (Zip Code)


                           (216) 523-5000
                   -----------------------------
                   Registrant's telephone number,
                        including area code







Item 5.    Other Events
           ------------

EATON REPORTS SECOND QUARTER 2001 OPERATING EARNINGS PER SHARE OF 94 CENTS


CLEVELAND.... Diversified industrial manufacturer Eaton Corporation (NYSE:ETN)
today announced operating earnings per share of 94 cents for the second quarter of 2001, 43 percent below comparable results one year earlier. Sales in the quarter were $1.87 billion, 14 percent below last year. Net income from continuing operations before unusual items was $66 million versus last year's $123 million.

During the quarter, the company recognized charges of $16 million related to the restructuring of its Truck, Fluid Power and Industrial & Commercial Controls segments. It also recorded a one-time corporate charge of $10 million related to a previously announced arbitration award. After all unusual items in both periods, second quarter net income from continuing operations was $49 million compared to $123 million one year ago.

For the first six months of 2001, operating earnings per share were $1.98 on sales of $3.85 billion. Comparable first half 2000 earnings were $3.16 per share, on sales of $4.35 billion.

Alexander M. Cutler, chairman and chief executive officer, said, "After lowering expectations three weeks ago, today we are reporting second quarter earnings near the upper end of the indicated range.

"These are tough times for U.S. manufacturing, and for Eaton. While we remain hopeful that, in aggregate, we are seeing a bottoming in activity levels, we do not anticipate that our North American markets will rebound meaningfully before year-end. In addition, European, Asian and, to a lesser extent, South American markets are beginning to decline in lagged response to the North American weakness.

"In this environment, we continue to focus intently on activities we can control. The benefits of the first quarter restructuring of our Truck business were demonstrated by its break-even performance in the second quarter despite the worst industry conditions in more than a decade, and a further ratcheting down from first quarter activity levels. The acceleration of our remaining restructuring and integration activities in Fluid Power is well underway, and improvements in operating performance should be increasingly evident later this year.

"Despite much lower earnings, we generated $110 million more cash through the first half of this year than one year ago because of good control over working and fixed capital. Our mid-year net debt-to-capital ratio stands near 50 percent compared to 55 percent at the beginning of the year.

"We have already begun to invest the expected $30 million third quarter gains from the sale of non-core businesses in a further reduction in structural costs, principally in our Industrial & Commercial Controls segment, where we expect markets to remain weak into next year.

"Automotive continues to do an excellent job juggling a record level of new platform launches while operating in very difficult markets that, in North America, seem to be showing modest signs of improvement.

"Whatever the near-term economic environment, we remain committed to demonstrating that Eaton can be a premier diversified industrial. As our markets return to more normal operating conditions, our owners, employees and customers will see the full benefits of Eaton's focus and actions reflected in the superior operating performance of this changed enterprise."

Business Segment Results
------------------------
Second quarter sales of Eaton's largest business segment, Fluid Power, were $656 million, 4 percent below one year earlier. Excluding the impact of three acquisitions made over the past year, comparable sales were off about 8 percent compared to a nearly 19 percent drop in North American fluid power industry shipments. Segment profits before restructuring charges were $60 million, down 24 percent from one year ago.

Said Cutler, "Outside of aerospace, where we continue to expect shipments to be up 10 percent to 15 percent this year, market conditions remain very weak. This is particularly true in North America, where the decline in industry shipments has greatly exceeded that of relatively stagnant end markets for mobile and industrial hydraulics. This severe inventory liquidation by dealers and OEMs shows some signs of abating but we anticipate that end markets will remain weak throughout the remainder of 2001.

"The acceleration of our restructuring and integration activities in Fluid Power is progressing rapidly. We are creating one seamless business that is more customer oriented and cost effective. Nearly 400 positions were eliminated by mid-year, with the balance of the program to be completed by the end of this quarter."

Second quarter Industrial & Commercial Controls sales were $564 million, down almost 7 percent from last year. Excluding divestitures, sales were off about 4 percent compared to a 5 percent decline in North American markets. Segment profits were $53 million before charges, off 18 percent from one year ago.

"This segment experienced a considerable market weakening in the second quarter," said Cutler, "particularly in the more profitable distributor channel, where inventories are being sharply reduced, and in industrial controls, where industry shipments were off more than 18 percent from last year. Electrical distribution markets, more closely tied to long-cycle construction projects, have held up better, but are now off 2 percent year to year, and expected to remain weak into 2002.

"As indicated earlier, we are aggressively addressing structural costs in this business. In the second quarter, we recognized $4 million in restructuring costs and we anticipate spending about another $20 million in the current quarter."

Second quarter Automotive segment sales of $391 million were 1 percent below year ago levels excluding sales of the divested Vehicle Switch and Electronics Division, which are now reported in Divested Operations. This compares to a 10 percent decline in NAFTA automotive output, flat European production, and a 20 percent increase in South America. Segment profits of $55 million were down 13 percent from one year ago.

Said Cutler, "The Automotive segment had an excellent quarter considering still very difficult North American operating conditions and gradually weakening European markets. We are significantly outpacing industry sales trends because of penetration and market share gains. We are also managing a record level of new product launches for model years 2002 - 2004, which are increasing current engineering and R&D costs but also give us confidence that the fine performance of this business will continue in the years ahead."

Truck segment sales of $260 million were 36 percent below last year's second quarter. NAFTA Class 8 truck production during the period was down 47 percent, NAFTA medium duty trucks were off 34 percent, European truck output was off 4 percent and South American commercial vehicle production was down 15 percent.
 Before restructuring charges, the segment operated at breakeven compared to operating profits of $52 million one year ago.

Said Cutler, "We are clearly seeing the benefits of our restructuring in the operating performance of this business. Market conditions in the NAFTA region remain extraordinarily depressed. Second quarter sales were $21 million lower than depressed first quarter sales, but the business remained at breakeven. We have completed the European medium truck business restructuring and will effectively finish restructuring our European heavy truck unit this quarter.

"A year of severe production declines has eliminated much of the industry-wide glut of new trucks in NAFTA, though stocks of good used trucks remain excessive and will continue to depress production through year-end. The impact of lower diesel fuel prices, easier credit conditions and more stable freight demand should also begin to improve market conditions as we move into 2002.

Our worldwide business is now sized and structured to take full advantage of any upturn."

During the quarter, Eaton acquired the commercial clutch manufacturing assets of Transmisiones TSP, S.A. de C.V., for an undisclosed amount.

Eaton Corporation is a global $8 billion diversified industrial manufacturer that is a leader in fluid power systems, electrical power quality, distribution and control, automotive engine air management and fuel economy, and intelligent truck systems for fuel economy and safety. Eaton's 54,000 employees work in 29 countries on six continents. For more information, visit www.eaton.com.

Notice of Conference Call: Eaton's conference call to discuss its second quarter results is available to all interested parties via live audio webcast at 10 a.m. EST, on Eaton's Investor Relations website at http://www.shareholder.com/etn/.

This news release contains forward-looking statements concerning our markets, our European heavy truck unit and our Fluid Power, Automotive and overall operating performance. These statements are subject to various risks and uncertainties, many of which are outside the company's control. The following factors could cause actual results to differ materially from those in the forward-looking statements: unanticipated changes in the markets for the Company's business segments, failure to implement integration and restructuring plans, unanticipated downturn in business relationships with customers or their purchases from us, competitive pressures on sales and pricing, increases in the cost of material and other production costs that cannot be recouped in product pricing and further deterioration of economic and financial conditions in the United States and around the world. We do not assume any obligation to update these forward-looking statements.

The financial results
--------------------------------------
The company's comparative financial results for the three and six months ended June 30, 2001 and 2000 follows:




Eaton Corporation

Comparative Financial Summary
                                                        Three months ended
                                                             June 30
                                                       --------------------
(Millions except for per share data)                      2001      2000
                                                          ----      ----
Continuing operations
  Net sales                                             $1,871    $2,169
  Income before income taxes                                74       186
  Income after income taxes                             $   49    $  123
Income from discontinued operations                                   22
                                                        ------    ------
Net income                                              $   49    $  145
                                                        ======    ======
Net income per Common Share
  Assuming dilution
    Continuing operations                               $ 0.69    $ 1.66
    Discontinued operations                                         0.30
                                                        ------    ------
                                                        $ 0.69    $ 1.96
                                                        ======    ======
  Basic
    Continuing operations                               $ 0.70    $ 1.69
    Discontinued operations                                         0.30
                                                        ------    ------
                                                        $ 0.70    $ 1.99
                                                        ======    ======
Average number of Common Shares outstanding
  Assuming dilution                                       70.7      74.1
  Basic                                                   69.5      73.2

Cash dividends paid per Common Share                    $ 0.44    $ 0.44


Reconciliation of income from continuing operations
  to operating earnings from continuing operations
---------------------------------------------------
Income from continuing operations                       $   49    $  123
Excluding (after-tax)
  Unusual charges                                           17         7
  Gain on sales of businesses
  Gain on sales of corporate assets                                   (7)
                                                        ------    ------
Operating earnings from continuing operations           $   66    $  123
                                                        ======    ======


Income from continuing operations per Common Share -
  assuming dilution                                     $ 0.69    $ 1.66
Per share impact of unusual items                         0.25     (0.01)
                                                        ------    ------
Operating earnings per Common Share
  Continuing operations                                   0.94      1.65
  Discontinued operations                                           0.30
                                                        ------    ------
                                                        $ 0.94    $ 1.95
                                                        ======    ======

Cash operating earnings per Common Share
  Continuing operations                                 $ 1.22    $ 1.92
  Discontinued operations                                           0.33
                                                        ------    ------
                                                        $ 1.22    $ 2.25
                                                        ======    ======

                                                        Six months ended
                                                            June 30
                                                       -------------------
(Millions except for per share data)                      2001      2000
                                                          ----      ----
Continuing operations
  Net sales                                             $3,854    $4,353
  Income before income taxes                               178       362
  Income after income taxes                             $   99    $  236
Income from discontinued operations                                   40
                                                        ------    ------
Net income                                              $   99    $  276
                                                        ======    ======
Net income per Common Share
  Assuming dilution
    Continuing operations                               $ 1.41    $ 3.19
    Discontinued operations                                         0.54
                                                        ------    ------
                                                        $ 1.41    $ 3.73
                                                        ======    ======
  Basic
    Continuing operations                               $ 1.43    $ 3.23
    Discontinued operations                                         0.55
                                                        ------    ------
                                                        $ 1.43    $ 3.78
                                                        ======    ======
Average number of Common Shares outstanding
  Assuming dilution                                       70.4      74.0
  Basic                                                   69.2      73.1

Cash dividends paid per Common Share                    $ 0.88    $ 0.88


Reconciliation of income from continuing operations
  to operating earnings from continuing operations
---------------------------------------------------
Income from continuing operations                       $   99    $  236
Excluding (after-tax)
  Unusual charges                                           47        12
  Gain on sales of businesses                               (7)
  Gain on sales of corporate assets                                  (14)
                                                        ------    ------
Operating earnings from continuing operations           $  139    $  234
                                                        ======    ======

Income from continuing operations per Common Share -
  assuming dilution                                     $ 1.41    $ 3.19
Per share impact of unusual items                         0.57     (0.03)
                                                        ------    ------
Operating earnings per Common Share
  Continuing operations                                   1.98      3.16
  Discontinued operations                                           0.54
                                                        ------    ------
                                                        $ 1.98    $ 3.70
                                                        ======    ======

Cash operating earnings per Common Share
  Continuing operations                                 $ 2.55    $ 3.69
  Discontinued operations                                           0.60
                                                        ------    ------
                                                        $ 2.55    $ 4.29
                                                        ======    ======
See accompanying notes.


Eaton Corporation

Statements of Consolidated Income
                                                       Three months ended
                                                           June 30
                                                      --------------------
(Millions except for per share data)                     2001       2000
                                                         ----       ----
Net sales                                              $1,871     $2,169

Costs & expenses
  Cost of products sold                                 1,400      1,564
  Selling & administrative                                303        334
  Research & development                                   53         70
                                                       ------     ------
                                                        1,756      1,968
                                                       ------     ------
Income from operations                                    115        201

Other income (expense)
  Interest expense - net                                  (38)       (45)
  Gain on sales of businesses
  Other - net                                              (3)        30
                                                       ------     ------
                                                          (41)       (15)
                                                       ------     ------
Income from continuing operations before income taxes      74        186
Income taxes                                               25         63
                                                       ------     ------
Income from continuing operations                          49        123
Income from discontinued operations                                   22
                                                       ------     ------
Net income                                             $   49     $  145
                                                       ======     ======

Net income per Common Share
  Assuming dilution
    Continuing operations                              $ 0.69     $ 1.66
    Discontinued operations                                         0.30
                                                       ------     ------
                                                       $ 0.69     $ 1.96
                                                       ======     ======
  Basic
    Continuing operations                              $ 0.70     $ 1.69
    Discontinued operations                                         0.30
                                                       ------     ------
                                                       $ 0.70     $ 1.99
                                                       ======     ======
Average number of Common Shares outstanding
  Assuming dilution                                      70.7       74.1
  Basic                                                  69.5       73.2

Cash dividends paid per Common Share                   $ 0.44     $ 0.44


                                                         Six months ended
                                                             June 30
                                                       -------------------
(Millions except for per share data)                     2001       2000
                                                         ----       ----

Net sales                                              $3,854     $4,353

Costs & expenses
  Cost of products sold                                 2,897      3,145
  Selling & administrative                                624        674
  Research & development                                  121        138
                                                       ------     ------
                                                        3,642      3,957
                                                       ------     ------
Income from operations                                    212        396

Other income (expense)
  Interest expense - net                                  (80)       (89)
  Gain on sales of businesses                              38
  Other - net                                               8         55
                                                       ------     ------
                                                          (34)       (34)
                                                       ------     ------
Income from continuing operations before income taxes     178        362
Income taxes                                               79        126
                                                       ------     ------
Income from continuing operations                          99        236
Income from discontinued operations                                   40
                                                       ------     ------
Net income                                             $   99     $  276
                                                       ======     ======

Net income per Common Share
  Assuming dilution
    Continuing operations                              $ 1.41     $ 3.19
    Discontinued operations                                         0.54
                                                       ------     ------
                                                       $ 1.41     $ 3.73
                                                       ======     ======
  Basic
    Continuing operations                              $ 1.43     $ 3.23
    Discontinued operations                                         0.55
                                                       ------     ------
                                                       $ 1.43     $ 3.78
                                                       ======     ======
Average number of Common Shares outstanding
  Assuming dilution                                      70.4       74.0
  Basic                                                  69.2       73.1

Cash dividends paid per Common Share                   $ 0.88     $ 0.88


See accompanying notes.


Eaton Corporation

Condensed Consolidated Balance Sheets

                                                       June 30,  December 31,
(Millions)                                               2001       2000
                                                         ----       ----
ASSETS
Current assets
  Cash & short-term investments                        $  207     $  126
  Accounts receivable                                   1,215      1,219
  Inventories                                             781        872
  Deferred income taxes & other current assets            336        354
                                                       ------     ------
                                                        2,539      2,571
Property, plant & equipment                             2,105      2,274
Goodwill                                                1,922      2,026
Other intangible assets                                   552        556
Deferred income taxes & other assets                      749        753
                                                       ------     ------
                                                       $7,867     $8,180
                                                       ======     ======

LIABILITIES & SHAREHOLDERS' EQUITY
Current liabilities
  Short-term debt & current portion
    of long-term debt                                  $  105     $  557
  Accounts payable                                        332        396
  Accrued compensation                                    165        199
  Accrued income & other taxes                            280        192
  Other current liabilities                               786        763
                                                       ------     ------
                                                        1,668      2,107
Long-term debt                                          2,544      2,447
Postretirement benefits other than pensions               677        679
Deferred income taxes & other liabilities                 520        537
Shareholders' equity                                    2,458      2,410
                                                       ------     ------
                                                       $7,867     $8,180
                                                       ======     ======

See accompanying notes.



Eaton Corporation

Business Segment Information
                                                       Three months ended
                                                            June 30
                                                      --------------------
(Millions)                                              2001        2000
                                                        ----        ----
Net sales
  Automotive                                          $  391      $  396
  Fluid Power                                            656         681
  Industrial & Commercial Controls                       564         604
  Truck                                                  260         405
                                                      ------      ------
Total ongoing operations                               1,871       2,086
Divested operations                                                   83
                                                      ------      ------
Total net sales                                       $1,871      $2,169
                                                      ======      ======

Operating profit
  Automotive                                          $   55      $   63
  Fluid Power                                             53          69
  Industrial & Commercial Controls                        49          65
  Truck                                                   (5)         52
                                                      ------      ------
Total ongoing operations                                 152         249

Divested operations                                                    2
Amortization of goodwill & other intangible assets       (24)        (25)
Interest expense - net                                   (38)        (45)
Gain on sales of businesses
Corporate & other - net                                  (16)          5
                                                      ------      ------
Income from continuing operations before income taxes     74         186
Income taxes                                              25          63
                                                      ------      ------
Income from continuing operations                         49         123
Income from discontinued operations                                   22
                                                      ------      ------
Net income                                            $   49      $  145
                                                      ======      ======


                                                        Six months ended
                                                            June 30
                                                      --------------------
(Millions)                                              2001        2000
                                                        ----        ----
Net sales
  Automotive                                          $  776      $  803
  Fluid Power                                          1,329       1,346
  Industrial & Commercial Controls                     1,123       1,183
  Truck                                                  541         848
                                                      ------      ------
Total ongoing operations                               3,769       4,180
Divested operations                                       85         173
                                                      ------      ------
Total net sales                                       $3,854      $4,353
                                                      ======      ======

Operating profit
  Automotive                                          $  109      $  130
  Fluid Power                                            115         136
  Industrial & Commercial Controls                        99         114
  Truck                                                  (43)        112
                                                      ------      ------
Total ongoing operations                                 280         492

Divested operations                                        7           8
Amortization of goodwill & other intangible assets       (48)        (48)
Interest expense - net                                   (80)        (89)
Gain on sales of businesses                               38
Corporate & other - net                                  (19)         (1)
                                                      ------      ------
Income from continuing operations before income taxes    178         362
Income taxes                                              79         126
                                                      ------      ------
Income from continuing operations                         99         236
Income from discontinued operations                                   40
                                                      ------      ------
Net income                                            $   99      $  276
                                                      ======      ======

See accompanying notes.



Eaton Corporation

Notes to the Second Quarter 2001 Earnings Release
(All references to net income per Common Share assume dilution.)

Unusual Charges
---------------
Income was reduced by the following unusual charges (millions except for per share data):

                                       Three months ended    Six months ended
                                            June 30             June 30
                                       ------------------    ----------------
                                       2001          2000    2001        2000
                                       ----          ----    ----        ----
Operational restructuring charges
  Fluid Power                          $  7          $ 10    $ 14        $ 18
  Industrial & Commercial Controls        4                     4
  Truck                                   5                    43
Corporate                                10                    10

                                       ----          ----    ----        ----
Pretax                                 $ 26          $ 10    $ 71        $ 18
                                       ====          ====    ====        ====
After-tax                              $ 17          $  7    $ 47        $ 12
Per Common Share                        .25           .09     .67         .16

The operational restructuring charges were primarily associated with the restructuring of the Company's Truck business announced in the first quarter of 2001 and the ongoing integration of Aeroquip-Vickers. The corporate charge of $10 million related primarily to a binding arbitration award in connection with a contractual dispute over supply arrangements with a subsidiary of Eaton. The court action was initiated in February 1999 against Vickers Inc., part of Aeroquip-Vickers Inc., which was acquired by Eaton in April 1999.

The operational restructuring charges for 2001 and 2000 are included in the Statements of Consolidated Income in Income from operations and reduced operating profit of the related business segment. The $10 million corporate charge is included in the Statements of Consolidated Income in Other expense - net and in Business Segment Information in Corporate & other - net.

Gains on Sales of Businesses and Other Corporate Assets
-------------------------------------------------------
During the first quarter of 2001, in separate transactions the Company sold the Vehicle Switch/Electronics Division (VS/ED) for $300 million and certain assets of the Truck business. The sales of these businesses resulted in a pretax gain of $38 million ($7 million after-tax, or $.10 per Common Share). In Business Segment Information, the operating results of VS/ED are included in divested operations for all periods presented.

Income for the second quarter of 2000 was increased by a net pretax gain on the sale of a corporate asset of $12 million ($7 million after-tax, or $.10 per Common Share). Income for the first half of 2000 was increased by a net pretax gain on the sales of corporate assets of $22 million ($14 million after-tax, or $.19 per Common Share). The gains in 2000 were included in the Statements of Consolidated Income in Other income - net and in Business Segment Information in Corporate and other - net.

Income Taxes
------------
The effective income tax rate for the first half of 2001 was 44.3%. The higher rate in 2001 compared to the same period in 2000 was attributable to the tax effect of book/tax basis differences related to businesses sold in the first quarter of 2001, which increased tax expense by $18 million. Excluding the negative tax consequences of these transactions, the effective tax rate for the first half 2001 was 34.0% compared to 34.9% in 2000.

Discontinued Operations
-----------------------
The condensed consolidated financial statements present the semiconductor equipment operations as a discontinued operation. These operations were spun-off to Eaton shareholders on December 29, 2000.

Financial Presentation Changes
------------------------------
Certain amounts for prior years have been reclassified to conform to the current year presentation.










Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Eaton Corporation
                                       -----------------



                                       /s/ Adrian T. Dillon
                                       -----------------------------
                                       Adrian T. Dillon
                                       Executive Vice President--Chief
                                       Financial and Planning Officer




Date: July 16, 2001